LA INVESTMENT ASSOCIATES, INC.

NUMBER                                                                   SHARES
[   ]                                                                     [   ]

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
          25,000,000 SHARES OF COMMON STOCK AUTHORIZED, $.001 PAR VALUE

                                                                 CUSIP 50345T105
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS



THIS CERTIFIES THAT  ___________________________________

IS THE OWNER OF __________________



           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                         LA INVESTMENT ASSOCIATES, INC.

transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and signature of its duly authorized officers.


Date

                    [SEAL OF LA INVESTMENT ASSOCIATES, INC.]


--------------------                                        --------------------
    President                                                     Secretary

                                  COUNTERSIGNED
        Pacific Stock Transfer Company P.O. Box 93385 Las Vegas, NV 89193

                            -------------------------
                              authorized signature